Exhibit 99.1

pressrelease
Media contact:	Investor contact:
Mike Jacobsen, APR	Steve Virostek
+1 330 490 3796	+1 330 490 6319
michael.jacobsen@diebold.com	steve.virostek@diebold.com

FOR IMMEDIATE RELEASE:
November 15, 2016

DIEBOLD NIXDORF REPORTS 2016 THIRD QUARTER FINANCIAL RESULTS

•	GAAP revenue increased 66.8% to $983.3 million

•	GAAP EPS from continuing operations was a loss of $1.38, or $0.34 earnings on a non-GAAP basis

•	GAAP operating profit was a loss of $86.7 million, or (8.8)% operating margin; non-GAAP operating profit was $47.9 million, or 4.8% operating margin

•	GAAP net loss was $101.8 million while adjusted EBITDA was $77.4 million, or 7.9% of total revenue

•	Third quarter results include the impact of the Wincor Nixdorf acquisition, which closed Aug. 15

•	Company provides outlook for fourth quarter 2016

NORTH CANTON, Ohio - Diebold Nixdorf today reported its third quarter 2016 financial results.

“Clearly, the biggest milestone of the quarter was closing our acquisition of Wincor Nixdorf. Following this, we got off to a good start with several foundational achievements,” said Andy W. Mattes, chief executive officer, Diebold Nixdorf. “We initiated our operational integration plan and assigned accountability for synergy targets. We named our management team and have the right people in place throughout the organization to execute our vision. And we unified our connected commerce solutions and launched our new brand.”
Mattes added, “Most importantly, customers and partners we’ve met since announcing our combination are responding enthusiastically to our broader set of capabilities. Our newly acquired scale in R&D, service presence and financial strength will allow us to better collaborate with our customers in the financial and retail markets as they transform their businesses.”

Business Highlights

•	Completed the acquisition of Wincor Nixdorf on Aug. 15, within the company's expected timing, after receiving final required regulatory approvals

•	Concluded our corporate monitorship, demonstrating strengthened internal controls, compliance policies and processes

•	Re-building competitive position in China, finalizing previously disclosed joint ventures with prominent China-based IT providers Aisino and Inspur

•	Delivered strong performance across EMEA, with several solid wins in software, services and hardware

•	Signed a contract to provide omnichannel software to retailer Pepco for deployment at 1,200 stores located in five Eastern European countries

•	Won five-year managed services contracts with large banks in Asia Pacific, encompassing more than 2,000 ATMs from various manufacturers

Financial Results of Operations
On Feb. 1, 2016, the company completed the divestiture of its North America electronic security business to
Securitas AB. As a result, North America electronic security financial results and the gain of the sale are reported as discontinued operations. Unless otherwise indicated, the following commentary pertains to continuing operations.

On Aug. 15, 2016, the company completed the acquisition of Wincor Nixdorf and, as a result, comparisons to prior periods are materially affected. Financial results for the third quarter and the next several reporting periods include acquisition-related items that will significantly impact GAAP results.

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Revenue
Total revenue for the third quarter 2016 was $983.3 million, which is an increase of $393.7 million or 66.8% from the prior-year period, and 67.2% in constant currency. Total service revenue increased 56.7%, while total product revenue increased 81.2% as a result of the acquisition of Wincor Nixdorf.

FSS revenue increased 36.7%, or 37.4% in constant currency, driven primarily by the acquisition of Wincor Nixdorf. The company continued to drive strong service revenue activity, while product volume in Asia Pacific remained under pressure. Retail revenue since the Wincor Nixdorf acquisition was $173.6 million, with strong volume primarily in EMEA.

Security revenue was $66.2 million, while Brazil other revenue was $46.8 million related to the previously disclosed election system order.

Gross Margin
Total gross margin for the third quarter 2016 was 20.1%, a decrease of 540 basis points from the third quarter 2015. The lower margin was driven primarily by a 620 basis point decrease in product margin, which was unfavorably impacted by $41.1 million of purchase price accounting items related to the acquisition of Wincor Nixdorf. Service margin decreased 370 basis points primarily due to the new mix of service business and $2.4 million of purchase price accounting items resulting from the acquisition of Wincor Nixdorf.

Operating Margin
Total operating expenses increased to $284.3 million, or 28.9% of revenue, for the third quarter 2016, compared with $137.9 million, or 23.4% of revenue, in the third quarter 2015. Operating expenses included restructuring and non-routine charges of $87.8 million in the third quarter 2016 and $9.9 million in the third quarter 2015. Non-routine expenses in the third quarter 2016 consisted primarily of acquisition, divestiture and integration costs. Non-routine expenses in the third quarter 2015 consisted primarily of acquisition and divestiture costs as well as legal, indemnification and professional fees.

Operating profit was $(86.7) million, or (8.8)% of revenue in the third quarter 2016, compared with operating profit of $12.4 million, or 2.1% of revenue in the third quarter 2015. Non-GAAP operating profit was $47.9 million in the third quarter 2016, or 4.8% of revenue, compared with $24.3 million, or 4.1% of revenue, in the third quarter 2015.

Other Income (Expense)
Total other expense increased $26.6 million compared with the same period in 2015, primarily attributable to incremental interest expense associated with financing activities for the acquisition of Wincor Nixdorf. Other expense was also impacted by a loss of $3.6 million associated with the company's foreign currency forward contract entered into on April 29, 2016 related to the acquisition of Wincor Nixdorf.

Income Tax
The effective tax rate on the income (loss) from continuing operations for the third quarter 2016 was 16.2%, compared with (87.6)% in the prior-year period. The tax rate on loss for the quarter was negatively impacted by the recognition of unfavorable discrete items and expense related to the Wincor Nixdorf acquisition.

Income (Loss) from Continuing Operations, Net of Tax
Net loss from continuing operations, net of tax was $(97.2) million, or (9.9)% of revenue in the third quarter 2016, compared with net income from continuing operations, net of tax of $18.2 million, or 3.1% of revenue in the third quarter 2015.

Adjusted EBITDA was $77.4 million, or 7.9% of revenue, in the third quarter 2016, compared with $41.5 million, or 7.0% of revenue, in the third quarter 2015.

Income (loss) from Discontinued Operations, Net of Tax
Loss from discontinued operations, net of tax in the third quarter 2016 was $(4.6) million, compared with $4.7 million of income in the third quarter 2015. The company recorded a loss on the sale of the North America electronic security business, net of tax, of $(4.6) million for the three months ended September 30, 2016 related to the finalization of the working capital adjustment.

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Balance Sheet, Cash Flow
The company's cash, cash equivalents and short-term investments were $788.1 million and $353.5 million at September 30, 2016 and December 31, 2015, respectively. The company's combined notes payable and long-term debt (Debt Instruments) were $2,058.9 million and $638.2 million at September 30, 2016 and December 31, 2015, respectively.

The company's net debt was $1,270.8 million at September 30, 2016, an increase of $986.1 million from December 31, 2015. The increase in net debt was primarily attributable to debt requirements for the acquisition of Wincor Nixdorf. The company's net debt to capital ratio was 45.5% at September 30, 2016, and 27.1% at December 31, 2015.

Net cash flow from operating activities in the third quarter 2016 was $13.3 million, an increase of $36.4 million from the third quarter 2015. Free cash flow during the period was $0.7 million, an increase of $39.8 million from the prior year period. Free cash flow for the quarter was impacted by approximately $62 million of payments for acquisition, divestiture and integration-related expenses.

Additionally, based on the company's near-term liquidity needs and confidence in its cost synergy program, the company paid down $200 million of its U.S. dollar Term Loan B facility on Nov. 7, 2016.

Fourth quarter 2016 outlook
The company is introducing fourth quarter revenue guidance of approximately $1.3 billion, net loss in the range of $40 million to $34 million, and adjusted EBITDA in the range of $100 million to $110 million. The company also expects fourth quarter earnings per share of approximately $(0.52) to $(0.45), or approximately $0.27 to $0.34 on a non-GAAP basis. The company also expects a non-GAAP effective tax rate1 of approximately 32% for the quarter.

4th Quarter Guidance
Total Revenue	~$1.3B
Net Income (Loss)	$ (40 million) - $ (34 million)
Adjusted EBITDA	$100 million - $110 million
2016 EPS (GAAP)	$(0.52) - $(0.45)
Restructuring	~0.13
Non-routine (income)/expense:
Legal, professional fees and other	~0.01
Acquisition, divestiture and integration fees	~0.19
Wincor Nixdorf purchase accounting adjustments	~0.99
Total non-routine (income)/expense	~1.19
Tax impact of restructuring and non-routine (income)/expense items	~(0.53)
Total Adjusted EPS (non-GAAP measure)	$0.27 - $0.34

1 - With respect to the company’s non-GAAP tax rate outlook for 2016, we are not providing the most directly comparable GAAP financial measure or corresponding reconciliation because we are unable to predict with reasonable certainty those items that may affect such measures calculated and presented in accordance with GAAP without unreasonable effort. Our expected non-GAAP tax rate excludes primarily the future impact of restructuring actions, net non-routine items, acquisition, divestiture and integration related expenses and purchase accounting fair value adjustments. These reconciling items are uncertain, depend on various factors and could significantly impact, either individually or in the aggregate, our future period tax rate calculated and presented in accordance with GAAP. Please see “Use of Non-GAAP Financial Measures” for additional information regarding our use of non-GAAP financial measures.

Overview Presentation and Conference Call
More information on Diebold Nixdorf's quarterly earnings is available on Diebold's Investor Relations website. Andy W. Mattes, chief executive officer, and Christopher A. Chapman, senior vice president and chief financial officer, will discuss the company's financial performance during a conference call today at 8:30 a.m. (ET). Both the presentation and access to the call / webcast are available at http://www.diebold.com/earnings. The replay of the webcast can be accessed on the web site for up to three months after the call.

About Diebold Nixdorf
Diebold Nixdorf is a world leader in enabling connected commerce for millions of consumers each day across the financial and retail industries. Its software-defined solutions bridge the physical and digital worlds of cash and consumer transactions conveniently, securely and efficiently. As an innovation partner for nearly all of the world’s top

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100 financial institutions and a majority of the top 25 global retailers, Diebold Nixdorf delivers unparalleled services and technology that are essential to evolve in an ‘always on’ and changing consumer landscape.

Diebold Nixdorf has a presence in more than 130 countries with approximately 25,000 employees worldwide. The organization maintains corporate offices in North Canton, Ohio, USA and Paderborn, Germany. Shares are traded on the New York and Frankfurt Stock Exchanges under the symbol ‘DBD’. Visit www.DieboldNixdorf.com for more information.

Non-GAAP Financial Measures and Other Information
To supplement our condensed consolidated financial statements presented in accordance with GAAP, the company considers certain financial measures that are not prepared in accordance with GAAP, including non-GAAP results, adjusted diluted earnings per share, free cash flow/(use), net investment/(debt), EBITDA, adjusted EBITDA, non-GAAP effective tax rate and constant currency results. The company calculates constant currency by translating the prior year results at the current year exchange rate. The company uses these non-GAAP financial measures, in addition to GAAP financial measures, to evaluate our operating and financial performance and to compare such performance to that of prior periods and to the performance of our competitors. Also, the company uses these non-GAAP financial measures in making operational and financial decisions and in establishing operational goals. The company also believes providing these non-GAAP financial measures to investors, as a supplement to GAAP financial measures, helps investors evaluate our operating and financial performance and trends in our business, consistent with how management evaluates such performance and trends. The company also believes these non-GAAP financial measures may be useful to investors in comparing its performance to the performance of other companies, although its non-GAAP financial measures are specific to the company and the non-GAAP financial measures of other companies may not be calculated in the same manner. We provide EBITDA and Adjusted EBITDA because we believe that investors and securities analysts will find EBITDA and adjusted EBITDA to be useful measures for evaluating our operating performance and comparing our operating performance with that of similar companies that have different capital structures and for evaluating our ability to meet our future debt service, capital expenditures, and working capital requirements. We are also providing EBITDA and adjusted EBITDA in light of issuance of our credit agreement and 8.5% senior notes due 2024. For more information, please refer to the section, "Notes for Non-GAAP Measures".

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding anticipated adjusted revenue growth, adjusted internal revenue growth, adjusted diluted earnings per share, and adjusted earnings per share growth. Statements can generally be identified as forward-looking because they include words such as "believes," "anticipates," "expects," "could," "should" or words of similar meaning. Statements that describe the company's future plans, objectives or goals are also forward-looking statements. Forward-looking statements are subject to assumptions, risks and uncertainties that may cause actual results to differ materially from those contemplated by such forward-looking statements. The factors that may affect the company's results include, among others: the ultimate impact and outcome of the review of the business combination with Wincor Nixdorf by the Competition and Markets Authority in the United Kingdom; the implementation, ultimate impact and outcome of the domination and profit and loss transfer agreement with Wincor Nixdorf, including that its effectiveness may be delayed as a result of litigation or otherwise; the ultimate outcome and results of integrating the operations of the company and Wincor Nixdorf, the ultimate outcome of the company’s pricing, operating and tax strategies applied to Wincor Nixdorf and the ultimate ability to realize synergies; the company's ability to successfully launch and operate its joint ventures in China with the Inspur Group and Aisino Corp.; the success of the company's strategic business alliance with Securitas AB; the company's ability to reduce stranded costs related to its electronic security business from its ongoing operations; the impact of market and economic conditions on the financial services industry; the capacity of the company's technology to keep pace with a rapidly evolving marketplace; pricing and other actions by competitors; the effect of legislative and regulatory actions in the United States and internationally; the company's ability to comply with government regulations; the impact of a security breach or operational failure on the company's business; the company's ability to successfully integrate acquisitions into its operations; the impact of the company's strategic initiatives; and other factors included in the company's filings with the SEC, including its Annual Report on Form 10-K for the year ended December 31, 2015, the Registration Statement on Form S-4 filed in connection with the business combination with Wincor Nixdorf and in other documents that the company files with the SEC. You should consider these factors carefully in evaluating forward-looking statements and are cautioned not to place undue reliance on such statements. The company assumes no obligation to update any forward-looking statements, which speak only as of the date of this press release.

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Revenue Summary by Service, Product and Segment

(Dollars In Millions)			% Change	% Change Constant Currency
	Q3 2016	Q3 2015
Financial self-service
Services	$415.3	$293.1	41.7%	42.0%
Products	281.4	216.6	29.9%	31.1%
Total financial self-service	696.7	509.7	36.7%	37.4%
Retail
Services	77.3	—	N/M	N/M
Products	96.3	—	N/M	N/M
Total retail	173.6	—	N/M	N/M
Security
Services	50.1	53.3	(6.0)%	(6.6)%
Products	16.1	21.4	(24.8)%	(24.9)%
Total security	66.2	74.7	(11.4)%	(11.8)%
Brazil other	46.8	5.2	N/M	N/M
Total revenue	$983.3	$589.6	66.8%	67.2%

			% Change	% Change Constant Currency
Revenue summary by segment	Q3 2016	Q3 2015
NA	$305.4	$270.1	13.1%	13.1%
AP	138.5	107.6	28.7%	32.9%
EMEA	371.3	89.5	314.9%	325.8%
LA	168.1	122.4	37.3%	32.7%
Total revenue	$983.3	$589.6	66.8%	67.2%

(Dollars In Millions)			% Change	% Change Constant Currency
	YTD 9/30/2016	YTD 9/30/2015
Financial self-service
Services	$1,009.2	$883.3	14.3%	17.5%
Products	627.1	689.3	(9.0)%	(5.8)%
Total financial self-service	1,636.3	1,572.6	4.1%	7.3%
Retail
Services	77.3	—	N/M	N/M
Products	96.3	—	N/M	N/M
Total retail	173.6	—	N/M	N/M
Security
Services	149.4	157.6	(5.2)%	(4.5)%
Products	49.1	61.5	(20.2)%	(19.7)%
Total security	198.5	219.1	(9.4)%	(8.8)%
Brazil other	64.5	17.2	275.0%	338.4%
Total revenue	$2,072.9	$1,808.9	14.6%	18.0%

			% Change	% Change Constant Currency
Revenue summary by segment	YTD 9/30/2016	YTD 9/30/2015
NA	$832.3	$831.8	0.1%	0.6%
AP	304.5	327.5	(7.0)%	(2.4)%
EMEA	563.4	282.4	99.5%	108.0%
LA	372.7	367.2	1.5%	7.4%
Total revenue	$2,072.9	$1,808.9	14.6%	18.0%

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DIEBOLD, INCORPORATED AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS - UNAUDITED
(IN MILLIONS, EXCEPT EARNINGS PER SHARE)

	Q3 2016	Q3 2015	YTD 9/30/2016	YTD 9/30/2015
Net sales
Services	$542.7	$346.4	$1,235.9	$1,040.9
Products	440.6	243.2	837.0	768.0
Total	983.3	589.6	2,072.9	1,808.9
Cost of sales
Services	388.7	235.2	852.6	699.4
Products	397.0	204.1	728.8	629.2
Total	785.7	439.3	1,581.4	1,328.6
Gross profit	197.6	150.3	491.5	480.3
Gross margin	20.1%	25.5%	23.7%	26.6%
Operating expenses
Selling and administrative expense	253.5	117.8	506.4	363.2
Research, development and engineering expense	31.3	20.0	67.4	66.2
(Gain) loss on sale of assets, net	(0.5)	0.1	(0.2)	(1.4)
Impairment of assets	—	—	—	18.9
Total	284.3	137.9	573.6	446.9
Percent of net sales	28.9%	23.4%	27.7%	24.7%
Operating profit (loss)	(86.7)	12.4	(82.1)	33.4
Operating margin	(8.8)%	2.1%	(4.0)%	1.8%
Other income (expense)
Interest income	5.3	5.9	16.5	20.6
Interest expense	(32.4)	(8.5)	(68.2)	(24.1)
Foreign exchange gain (loss), net	2.0	1.3	(1.6)	(9.2)
Miscellaneous, net	(4.2)	(1.4)	3.6	(1.7)
Total other income (expense)	(29.3)	(2.7)	(49.7)	(14.4)
Income (loss) from continuing operations before taxes	(116.0)	9.7	(131.8)	19.0
Income tax (benefit) expense	(18.8)	(8.5)	(34.5)	(8.8)
Income (loss) from continuing operations, net of tax	(97.2)	18.2	(97.3)	27.8
Income (loss) from discontinued operations, net of tax	(4.6)	4.7	143.7	13.4
Net income (loss)	(101.8)	22.9	46.4	41.2
Net income (loss) attributable to noncontrolling interests	0.5	1.2	1.6	0.1
Net income (loss) attributable to Diebold, Incorporated	$(102.3)	$21.7	$44.8	$41.1

Basic weighted-average shares outstanding	70.9	65.0	67.0	64.9
Diluted weighted-average shares outstanding	70.9	65.6	67.6	65.5

Amounts attributable to Diebold, Incorporated
Income (loss) before discontinued operations, net of tax	$(97.7)	$17.0	$(98.9)	$27.7
Income (loss) from discontinued operations, net of tax	(4.6)	4.7	143.7	13.4
Net income (loss) attributable to Diebold, Incorporated	$(102.3)	$21.7	$44.8	$41.1

Basic earnings (loss) per share
Income (loss) from continuing operations, net of tax	$(1.38)	$0.26	$(1.48)	$0.43
Income (loss) from discontinued operations, net of tax	(0.06)	0.07	2.15	0.20
Net income (loss) attributable to Diebold, Incorporated	$(1.44)	$0.33	$0.67	$0.63

Diluted earnings (loss) per share
Income (loss) from continuing operations, net of tax	$(1.38)	$0.26	$(1.46)	$0.43
Income (loss) from discontinued operations, net of tax	(0.06)	0.07	2.12	0.20
Net income (loss) attributable to Diebold, Incorporated	$(1.44)	$0.33	$0.66	$0.63

Common dividends declared and paid per share	$0.2875	$0.2875	$0.8625	$0.8625

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DIEBOLD, INCORPORATED AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS - UNAUDITED
(IN MILLIONS)

	YTD 9/30/2016	YTD 12/31/2015

ASSETS
Current assets
Cash and cash equivalents	$748.2	$313.6
Short-term investments	39.9	39.9
Trade receivables, less allowances for doubtful accounts	1,029.2	413.9
Inventories	887.5	369.3
Current assets held for sale	—	148.2
Other current assets	591.1	358.7
Total current assets	3,295.9	1,643.6

Securities and other investments	83.4	85.2
Property, plant and equipment, net	410.8	175.3
Goodwill	991.0	161.5
Intangible Assets, net	869.7	67.5
Other assets	130.5	109.3
Total assets	$5,781.3	$2,242.4

LIABILITIES AND EQUITY
Current liabilities
Notes payable	$336.4	$32.0
Accounts payable	698.2	281.7
Current liabilities held for sale	—	49.4
Other current liabilities	1,147.7	592.7
Total current liabilities	2,182.3	955.8

Long-term debt	1,722.5	606.2
Long-term liabilities	729.7	244.9

Total Diebold, Incorporated shareholders' equity	736.2	412.4
Noncontrolling interests	410.6	23.1
Total equity	1,146.8	435.5
Total liabilities and equity	$5,781.3	$2,242.4

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DIEBOLD, INCORPORATED AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS - UNAUDITED
(IN MILLIONS)

	YTD 9/30/2016	YTD 9/30/2015
Cash flow from operating activities
Net income (loss)	$46.4	$41.2
Income (loss) from discontinued operations, net of tax	143.7	13.4
Income (loss) from continuing operations, net of tax	(97.3)	27.8
Adjustments to reconcile net income (loss) to cash flow used by operating activities:
Depreciation and amortization	74.3	48.3
Devaluation of Venezuela balance sheet	—	7.5
Impairment of assets	—	18.9
Gain on foreign currency option and forward contracts, net	(9.3)	—
Other	13.7	9.2

Cash flow from changes in certain assets and liabilities, net of the effects of acquisition
Trade receivables	(85.3)	(128.6)
Inventories	(18.9)	(57.6)
Accounts payable	14.2	24.4
Prepaid income taxes	(90.3)	(30.5)
Deferred revenue	(42.9)	(35.9)
Deferred income taxes	(58.5)	9.0
Certain other assets and liabilities	113.6	(15.1)
Net cash used by operating activities - continuing operations	(186.7)	(122.6)
Net cash (used) provided by operating activities - discontinued operations	(8.2)	2.5
Net cash used by operating activities	(194.9)	(120.1)
Cash flow from investing activities
Payments for acquisitions, net of cash acquired	(890.6)	(59.4)
Net investment activity	24.7	(6.1)
Capital expenditures	(23.9)	(40.6)
Increase in certain other assets	10.8	2.7
Net cash used by investing activities - continuing operations	(879.0)	(103.4)
Net cash provided (used) by investing activities - discontinued operations	361.9	(2.4)
Net cash used by investing activities	(517.1)	(105.8)
Cash flow from financing activities
Dividends paid	(57.0)	(56.5)
Net debt borrowings	1,199.3	189.4
Repurchase of common shares	(2.1)	(3.0)
Other	(1.5)	3.5
Net cash provided by financing activities	1,138.7	133.4
Effect of exchange rate changes on cash and cash equivalents	9.4	(31.0)

Increase (decrease) in cash and cash equivalents	436.1	(123.5)
Add: Cash overdraft included in assets held for sale at beginning of period	(1.5)	(4.1)
Less: Cash overdraft included in assets held for sale at end of period	—	(3.9)
Cash and cash equivalents at the beginning of the period	313.6	326.1
Cash and cash equivalents at the end of the period	$748.2	$202.4

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Notes for Non-GAAP Measures
To supplement our condensed consolidated financial statements presented in accordance with GAAP, the company considers certain financial measures that are not prepared in accordance with GAAP, including non-GAAP results, adjusted earnings per share, EBITDA and Adjusted EBITDA, free cash flow/(use) and net investment/(debt).

1.	Profit/loss summary (Dollars in millions):

	Q3 2016						Q3 2015
	Net Sales	Gross Profit	% of Sales	OPEX	OP	% of Sales	Net Sales	Gross Profit	% of Sales	OPEX	OP	% of Sales
GAAP results	$983.3	$197.6	20.1%	$284.3	$(86.7)	(8.8)%	$589.6	$150.3	25.5%	$137.9	$12.4	2.1%
Restructuring		2.4		(5.0)	7.4			1.7		(5.8)	7.6
Non-routine income/expense:
Venezuela divestiture		—		1.8	(1.8)			—		0.5	(0.5)
Legal, indemnification and professional fees		—		0.8	(0.8)			—		(1.9)	1.9
Acquisition, divestiture and integration expense		0.5		(74.6)	75.1			—		(2.6)	2.6
Brazil indirect tax		0.4		—	0.4			0.3		—	0.3
Wincor Nixdorf purchase accounting adjustments	4.9	43.5		(10.8)	54.3			—		—	—
Other		—		—	—			—		(0.1)	—
Non-routine expenses, net	4.9	44.4		(82.8)	127.2		—	0.3		(4.1)	4.3
Non-GAAP results	$988.2	$244.4	24.7%	$196.5	$47.9	4.8%	$589.6	$152.3	25.8%	$128.0	$24.3	4.1%

	YTD 9/30/2016						YTD 9/30/2015
	Net Sales	Gross Profit	% of Sales	OPEX	OP	% of Sales	Net Sales	Gross Profit	% of Sales	OPEX	OP	% of Sales
GAAP results	$2,072.9	$491.5	23.7%	$573.6	$(82.1)	(4.0)%	$1,808.9	$480.3	26.6%	$446.9	$33.4	1.8%
Restructuring		4.1		(8.7)	12.8			4.1		(13.7)	17.8
Non-routine income/expense:
Software impairment		—		—	—			—		(9.1)	9.1
Venezuela divestiture		—		1.8	(1.8)			—		(9.7)	9.7
Legal, indemnification and professional fees		—		(5.4)	5.4			—		(10.6)	10.6
Acquisition, divestiture and integration expense		0.5		(100.1)	100.6			—		(2.6)	2.6
Brazil indirect tax		1.0		—	1.0			0.8		—	0.8
Wincor Nixdorf purchase accounting adjustments	4.9	43.5		(10.8)	54.3			—		—	—
Other		—		—	—			0.1		(0.3)	0.4
Non-routine expenses, net	4.9	45.0		(114.5)	159.5		—	0.9		(32.3)	33.2
Non-GAAP results	$2,077.8	$540.6	26.0%	$450.4	$90.2	4.3%	$1,808.9	$485.3	26.8%	$400.9	$84.4	4.7%

Restructuring expenses relate to the multi-year realignment focused on globalizing the company's service organization and creating a unified center-led global organization for research and development, as well as transforming the company's general and administrative cost structure. Restructuring also includes the legacy Wincor Nixdorf Delta Program designed to hasten the expansion of software and services to further enhance profitability of the company. Non-routine income/expense relate to the company's decision to exit its Venezuela joint venture, a non-cash impairment associated with legacy Diebold software following the acquisition of Phoenix Interactive Design, legal, indemnification and professional fees paid by the company in connection with ongoing obligations related to prior regulatory settlements, including the cost of the independent monitor, acquisition and divestiture fees, including incremental interest related to the debt incurred prior to closing the acquisition of Wincor Nixdorf, and ongoing interest charges related to the Brazil indirect tax matter. The Wincor Nixdorf purchase accounting adjustments relate to the valuation of deferred revenue, inventory and intangible asset charges as management believes that this is useful information to investors by highlighting the impact of the acquisition of Wincor Nixdorf on the company's operations.

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2.	Reconciliation of GAAP net income (loss) to EBITDA and Adjusted EBITDA measures:

	Q3 2016	Q3 2015	YTD 9/30/2016	YTD 9/30/2015	Q4 2016 Outlook
Net income (loss)	$(101.8)	$22.9	$46.4	$41.2	$ ~(40) - (34)
Income tax (benefit) expense	(18.8)	(8.5)	(34.5)	(8.8)	~(24) - (20)
Interest income	(5.3)	(5.9)	(16.5)	(20.6)	~(4)
Interest expense	32.4	8.5	68.2	24.1	~33
Depreciation and amortization	43.4	15.4	74.3	48.3	~65
EBITDA	(50.1)	32.4	137.9	84.2	~30 - 40
Income from discontinued operations, net of tax	4.6	(4.7)	(143.7)	(13.4)	—
Share-based compensation	4.1	1.8	14.2	10.9	~5
Foreign exchange loss, net	(2.0)	(1.3)	1.6	9.2	—
Miscellaneous, net	4.2	1.4	(3.6)	1.7	—
Restructuring expenses	7.4	7.6	12.8	17.8	~10
Non-routine expenses, net	109.2	4.3	141.6	33.2	~55
Adjusted EBITDA	$77.4	$41.5	$160.8	$143.6	$ ~100 - 110
Adjusted EBITDA % revenue	7.9%	7.0%	7.8%	7.9%

We define EBITDA as net income (loss) excluding income tax (benefit) expense, net interest, and depreciation and amortization expense. We define Adjusted EBITDA as EBITDA before the effect of the following items: income from discontinued operations, net of tax, share-based compensation, foreign exchange loss, net, other income (expense) miscellaneous, net, restructuring expense, and non-routine expenses, net as outlined in Note 1 of the non-GAAP measures. These are non-GAAP financial measurements used by management to enhance the understanding of our operating results. EBITDA and Adjusted EBITDA are key measures we use to evaluate our operational performance. We provide EBITDA and Adjusted EBITDA because we believe that investors and securities analysts will find EBITDA and Adjusted EBITDA to be useful measures for evaluating our operating performance and comparing our operating performance with that of similar companies that have different capital structures and for evaluating our ability to meet our future debt service, capital expenditures, and working capital requirements. However, EBITDA and Adjusted EBITDA should not be considered as alternatives to net income as a measure of operating results or as alternatives to cash flows from operating activities as a measure of liquidity in accordance with GAAP.

3.	Reconciliation of diluted GAAP EPS to non-GAAP EPS:

	Q3 2016	Q3 2015	YTD 9/30/2016	YTD 9/30/2015
Total diluted EPS from the income (loss) from continuing operations, net of tax (GAAP measure)	$(1.38)	$0.26	$(1.46)	$0.43
Restructuring	0.10	0.12	0.19	0.27
Non-routine (income)/expense:
Software impairment	—	—	—	0.14
Venezuela divestiture	(0.03)	(0.01)	(0.03)	0.11
Venezuela devaluation	—	—	—	0.10
Legal, indemnification and professional fees	(0.01)	0.03	0.08	0.16
Acquisition, divestiture and integration expense	1.20	0.04	2.07	0.04
Acquisition related hedging (income)/expense	0.05	—	(0.14)	—
Wincor Nixdorf purchase accounting adjustments	0.76	—	0.80	—
Brazil indirect tax	0.01	—	0.01	0.01
Other	0.01	—	0.01	—
Total non-routine (income)/expense	1.99	0.06	2.80	0.56
Tax impact (inclusive of allocation of discrete tax items)	(0.37)	(0.15)	(0.77)	(0.37)
Total adjusted EPS (non-GAAP measure)	$0.34	$0.29	$0.76	$0.89
EPS (non-GAAP) - discontinued operations	$—	$0.07	$(0.02)	$0.20
EPS (non-GAAP) - including discontinued operations	$0.34	$0.36	$0.74	$1.09

Restructuring expenses relate to the multi-year realignment focused on globalizing the company's service organization and creating a unified center-led global organization for research and development, as well as transforming the company's general and administrative cost structure. Restructuring also includes the legacy Wincor Nixdorf Delta Program designed to hasten the expansion of software and services to further enhance profitability of the company. Non-routine income/expense relate to the company's decision to exit its Venezuela joint venture, a non-cash impairment associated with legacy Diebold software following the acquisition of Phoenix Interactive Design, legal, indemnification and professional fees paid by the company in connection with ongoing obligations related to prior regulatory settlements, including the cost of the

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independent monitor, acquisition and divestiture fees, including incremental interest related to the debt incurred prior to closing the acquisition of Wincor Nixdorf, and ongoing interest charges related to the Brazil indirect tax matter. The Wincor Nixdorf purchase accounting adjustments relate to the valuation of deferred revenue, inventory and intangible asset charges as management believes that this is useful information to investors by highlighting the impact of the acquisition of Wincor Nixdorf on the company's operations. The tax impact (inclusive of allocation of discrete tax items) aggregates the tax effects of the aforementioned adjustments above.

4.	Free cash flow use from continuing operations is calculated as follows (Dollars in millions):

	Q3 2016	Q3 2015	YTD 9/30/2016	YTD 9/30/2015
Net cash used by operating activities (GAAP measure)	$13.3	$(23.2)	$(186.7)	$(122.6)
Capital expenditures (GAAP measure)	(12.6)	(15.9)	(23.9)	(40.6)
Free cash flow use (non-GAAP measure)	$0.7	$(39.1)	$(210.6)	$(163.2)

We define free cash flow use as net cash (used) provided by operating activities less capital expenditures. We consider free cash flow use to be a liquidity measure that provides useful information to management and investors about the amount of cash generated by the business that, after the purchase of property and equipment, can be used for debt servicing, strategic opportunities, including investing in the business, making strategic acquisitions, strengthening the balance sheet, and paying dividends.

5.	Net debt is calculated as follows (Dollars in millions):

	9/30/2016	12/31/2015	9/30/2015
Cash, cash equivalents and short-term investments (GAAP measure)	$788.1	$353.5	$301.6
Debt Instruments	(2,058.9)	(638.2)	(696.4)
Net debt (non-GAAP measure)	$(1,270.8)	$(284.7)	$(394.8)

The company's management believes that given the significant cash, cash equivalents and other investments on its balance sheet that net cash against outstanding debt is a meaningful net debt calculation. More than 50% of the company's cash, cash equivalents and short-term investments reside in international tax jurisdictions for all periods presented.

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PR/16_3796

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